EX-99.906CERT

CERTIFICATION

Edward L. Jaroski, President, and Carla Homer, Treasurer of Capstone Church Capital Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
President
Treasurer
Capstone Church Capital Fund                                                                                     Capstone Church Capital Fund

/s/ Edward L. Joroski                                                                      /s/ Carla Homer
Edward L. Jaroski                                                                           Carla Homer
Date: January 28, 2011                                                                   Date: January 28, 2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Capstone Church Capital Fund and will be retained by Capstone Church Capital Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.